UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant [  ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[X] Soliciting Material Under Rule 14a-12

FBR & Co.
(Name of Registrant as Specified In Its Charter

Voce Catalyst Partners LP
Voce Capital Management LLC
Voce Capital LLC
J. Daniel Plants
Michael J. McConnell
Jarl Berntzen
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

On May 16, 2016, Voce Capital Management LLC issued a press release and a letter, attached hereto as Exhibits 1 and 2, respectively, which are incorporated by reference herein, regarding FBR & Co. (the “Company”).

VOCE CATALYST PARTNERS LP, VOCE CAPITAL MANAGEMENT LLC, VOCE CAPITAL LLC, JARL BERNTZEN, MICHAEL J. MCCONNELL AND J. DANIEL PLANTS (TOGETHER, THE “PARTICIPANTS”) HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON SCHEDULE 14A ON MAY 9, 2016 A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS’ SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF FBR & CO. (THE “COMPANY”) FOR USE AT THE COMPANY’S 2016 ANNUAL MEETING OF SHAREHOLDERS (THE “PROXY SOLICITATION”).

ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD ARE AVAILABLE, ALONG WITH OTHER RELEVANT DOCUMENTS (WHEN THEY BECOME AVAILABLE), AT NO CHARGE ON THE SEC’S WEBSITE AT http://www.sec.gov/.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN ANNEXES I AND II TO THE DEFINITIVE PROXY STATEMENT FILED BY THE PARTICIPANTS WITH THE SEC ON MAY 9, 2016. THIS DOCUMENT CAN BE OBTAINED AT NO CHARGE ON THE SEC’S WEBSITE AT http://www.sec.gov/.